UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 24, 2014

PARKE BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 24, 2014, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)           Election of Directors
Nominee	For	Withheld	Broker Non-Vote

Celestino R. Pennoni	3,067,552	39,274	2,006,486
Ray H. Tresch	2,885,796	221,030	2,006,486

There were no abstentions in the election of directors.

(2)           Ratification of appointment of McGladrey LLP as independent auditors for the fiscal year ending December 31, 2014.

For	Against	Abstain
5,061,236	13,521	38,555

There were no broker non-votes on the ratification of auditors.

(3)           Approval of a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
2,710,444	127,831	268,551	2,006,486

(4)           Whether advisory votes on executive compensation should occur every one, two or threeyears.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,222,648	191,464	1,598,128	94,586	2,006,486

(5)	Approval of the issuance of shares of common stock upon the conversion of the Registrant’s Non-Cumulative Perpetual Convertible Preferred Stock, Series B.

For	Against	Abstain	Broker Non-Vote
3,010,361	25,517	70,948	2,006,486

(6)	Approval of an amendment to the Registrant’s certificate of incorporation to increase the number of authorized shares of common stock.

For	Against	Abstain	Broker Non-Vote
4,937,377	38,623	81,380	55,932

(d)           The Registrant’s Board of Directors has determined in light of the vote on Proposal 4 above to include a shareholder advisory vote on executive compensation in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKE BANCORP, INC.
Date: June 24, 2014	By:	/s/ John F. Hawkins
John F. Hawkins Senior Vice President and Chief Financial Officer (Duly Authorized Representative)